As filed with the Securities and Exchange Commission on July 20, 2015

Registration No. 333-203824

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 2

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BUILDERS FIRSTSOURCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	52-2084569
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2001 Bryan Street, Suite 1600

Dallas, Texas 75201

(214) 880-3500

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Donald F. McAleenan, Esq.

Senior Vice President and General Counsel

Builders FirstSource, Inc.

2001 Bryan Street, Suite 1600

Dallas, Texas 75201

(214) 880-3500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Laura A. Kaufmann Belkhayat

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, New York 10036

Telephone: (212) 735-2439

Facsimile: (917) 777-2439

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 2 to the Registration Statement on Form S-3 of Builders FirstSource, Inc. (File No. 333-203824) is being filed solely to file updated consents of PricewaterhouseCoopers LLP, the independent registered public accounting firm of Builders FirstSource, Inc. and ProBuild Holdings, Inc. Accordingly, this Amendment No. 2 consists solely of the facing page, this explanatory note, Part II of the Registration Statement, the signatures and exhibit index and is not intended to amend or delete any part of the Registration Statement or prospectus except as specifically set forth herein.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities will be borne by the registrant. Such expenses (except the SEC Registration Fee) are estimated to be as follows:

Amount to be paid*

SEC Registration Fee		$13,363.00
Accounting Fees and Expenses	$	*
Legal Fees and Expenses	$	*
Printing Expenses	$	*
Miscellaneous Expenses	$	*
Total	$	*

*	The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys’ fees) incurred by them as a result of suits brought against them in their capacity as directors or officers if they acted in good faith and in a manner they reasonably believed to be in or not opposed to a corporation’s best interests and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue, or matter as to which they shall have been adjudged to be liable to the registrant, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Any such indemnification may be made by the registrant only as authorized in each specific case upon a determination by the stockholders, disinterested directors, or independent legal counsel that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends, or unlawful stock repurchases, redemptions, or other distributions, or for any transaction from which the director derived an improper personal benefit.

The registrant’s certificate of incorporation and bylaws provide that the registrant shall indemnify its directors and officers to the fullest extent permitted by law and that no director shall be liable for monetary damages to the registrant or its stockholders for any breach of fiduciary duty, except to the extent provided by applicable law. The registrant has entered into indemnification agreements with its directors. The indemnification agreements provide indemnification to the registrant’s directors under certain circumstances for acts or omissions that may not be covered by directors’ and officers’ liability insurance and may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. The registrant currently maintains liability insurance for its directors and officers. The policy insures the registrant’s directors and officer against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses the registrant for those losses for which the registrant has lawfully indemnified the directors and officers.

Item 16. Exhibits.

See the Exhibit Index which is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

1.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

2.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

3.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

4.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, the State of Texas, on July 20, 2015.

BUILDERS FIRSTSOURCE, INC.

By:	/s/ Floyd F. Sherman
Name:	Floyd F. Sherman
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment No. 2 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Floyd F. Sherman	Chief Executive Officer and Director (Principal Executive Officer)	July 20, 2015

* M. Chad Crow	President, Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)	July 20, 2015

* Paul S. Levy	Chairman and Director	July 20, 2015

* Daniel Agroskin	Director	July 20, 2015

* David A. Barr	Director	July 20, 2015

* Cleveland A. Christophe	Director	July 20, 2015

* Michael Graff	Director	July 20, 2015

* Robert C. Griffin	Director	July 20, 2015

* Kevin J. Kruse	Director	July 20, 2015

* Brett N. Milgrim	Director	July 20, 2015

* Craig A. Steinke	Director	July 20, 2015

*/s/ Donald F. McAleenan Donald F. McAleenan Attorney-in-Fact		July 20, 2015

EXHIBIT INDEX

Exhibit Number	Description of the Document

1.1*	Form of Underwriting Agreement.

2.1(1)	Securities Purchase Agreement, dated as of April 13, 2015, by and among Builders FirstSource, Inc. and ProBuild Holdings LLC.

3.1	Amended and Restated Certificate of Incorporation of Builders FirstSource, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 4 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on June 6, 2005, File Number 333-122788).

3.2	Amended and Restated By-Laws of Builders FirstSource, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 5, 2007, File Number 0-51357).

4.1	Form of Specimen Certificate (incorporated by reference to Exhibit 4.2 to Amendment No. 3 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on May 26, 2005, File Number 333-122788).

4.2	Registration Rights Agreement, dated as of January 21, 2010, by and among JLL Partners Fund V, L.P. and Warburg Pincus Private Equity IX, L.P. and Builders FirstSource, Inc. (incorporated by reference to Exhibit 10.2 to the Form 8-K, filed with the Securities and Exchange Commission on January 22, 2010).

5.1(1)	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3(1)	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

24.1(1)	Powers of Attorney.

*	To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended.
(1)	Previously filed.